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                                                                    EXHIBIT 21.1

                 KEYSTONE INTERNATIONAL, INC. AND SUBSIDIARIES
                        SUBSIDIARIES OF THE REGISTRANT

The following subsidiaries are included in the Company's Consolidated Financial Statements are wholly owned, with the exception of Keystone Valve (Korea) Limited, which is 90% owned, Keystone Valves (India) Pvt. Limited, which is 51% owned and Gachot, S.A. and its subsidiary S.I.R.R.O.S. which are 95% owned.

 (1) Keystone International Holdings Corp., incorporated under the laws of the State of Delaware.

 (2) Keystone Valve Corp., incorporated under the laws of the State of Delaware (doing business as Keystone Valve U.S.A., Inc. and Keystone Controls, Inc.).

 (3) Keystone Sales, Inc., incorporated under the laws of the State of Texas.

 (4) Keystone Polymers, Inc., incorporated under the laws of the State of Delaware.

 (5) Keystone Morin, Inc., incorporated under the laws of the State of Alabama.

 (6) Yarway Corporation, incorporated under the laws of the Commonwealth of Pennsylvania (doing business as Yarway Corporation and Keystone Vanessa, Inc.).

 (7) Keystone Valvtron, Inc., incorporated under the laws of the State of Delaware.

 (8) Anderson, Greenwood & Co., incorporated under the laws of the State of Delaware (doing business as Anderson, Greenwood & Co. and A-G Safety Sales & Services of Texas, Inc.).

 (9) A-G Safety Sales, Inc., incorporated under the laws of the State of Louisiana.

(10) A-G Safety Sales & Service, Inc., incorporated under the laws of the State of Delaware.

(11) Anderson, Greenwood Rupture Discs, Inc., incorporated under the laws of the State of Delaware.

(12) Kunkle Foundry Company, Inc., incorporated under the laws of the State of Indiana.

(13) Keystone Valve Middle East, Inc., incorporated under the laws of the State of Texas.

(14) Keystone Saudi, Inc., incorporated under the laws of the State of Texas.

(15) Keystone Kuwait, Inc., incorporated under the laws of the State of Delaware.

(16) Keystone Canada, Inc., incorporated under the laws of the Providence of Ontario, Canada.

(17) Keystone do Brasil, Ltd., incorporated under the laws of the Federal Republic of Brazil.

(18) Valvulas Keystone de Mexico, S.A. de C.V., incorporated under the laws of the Republic of Mexico.

(19) Keystone Valve (Europa) B.V., incorporated under the laws of The
Netherlands.

(20) Keystone Valve (U.K.) Ltd., incorporated under the laws of the United Kingdom.

(21) Keystone G.m.b.H., incorporated under the laws of the Federal Republic of Germany.

(22) Biffi Italia, S.r.l., incorporated under the laws of Italy.

(23) Keystone Vanessa S.r.l., incorporated under the laws of Italy.

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(24) Keystone Pacific Pty. Ltd., incorporated under the laws of the State of New
South Wales, Australia.

(25) Nippon Keystone Corporation, incorporated under the laws of Japan.

(26) Keystone Southeast Asia Pte. Ltd., incorporated under the laws of
Singapore.

(27) Keystone Valve Hong Kong Ltd., incorporated under the laws of Hong Kong.

(28) Keystone Valve (M) Sdn. Bhd., incorporated under the laws of Malaysia.

(29) Keystone Valve Thailand Ltd., incorporated under the laws of Thailand.

(30) Keystone Valve (Taiwan) Ltd., incorporated under the laws of the Republic of Taiwan.

(31) Keystone Valve (China) Ltd., incorporated under the laws of the People's Republic of China.

(32) Nortrac Engineering Limited, incorporated under the laws of New Zealand.

(33) Phoenix Automation International, Inc., incorporated under the laws of the State of Texas.

(34) Keystone International Distribution Company, Inc., incorporated under the laws of the State of Delaware.

(35) Keystone France Holdings Corporation, incorporated under the laws of the State of Delaware.

(36) Keystone Germany Holdings Corporation, incorporated under the laws of the State of Delaware.

(37) Keystone Middle East, Inc., incorporated under the laws of the State of Delaware.

(38) Chemat G.m.b.H., incorporated under the laws of the Federal Republic of Germany.

(39) Chemat Verw., incorporated under the laws of the Federal Republic of Germany.

(40) Yarway Properties, Inc., incorporated under the laws of the State of North Carolina

(41) Keystone Asia Pacific Pty. Ltd., incorporated under the laws of Australia.